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                                                                    Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report on the combined financial statements of Digital Instruments, Inc. and affiliates dated February 28, 1998 included in Veeco Instrument Inc.'s Form 10-K for the year ended December 31, 1999 and to all references to our firm included in this registration statement.

/s/ Arthur Andersen LLP

Los Angeles, California
June 8, 2000